                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION
                               DECEMBER 31, 1996

                                   EXHIBIT 21


Tuboscope Vetco International Corporation (US-Delaware)
   CTI Inspection Services, Inc. dba CTI Inc. (US-California); name change 7/16/96 to Tuboscope Tank Inspection Services, Inc; renamed 12/31/96
   Gauthier Brothers Rentals, Inc.
       CTI Inspection Services, Inc. dba CTI Inc. (US-California) - Canadian branch; name change 7/16/96 to Tuboscope Tank Inspection Services,
       Inc.
   Tuboscope Vetco Capital Corp. (US-Nevada)
       Tuboscope Vetco Capital Ltd. (Scotland)
   Gauthier Brothers Rentals, Inc. (US-Louisiana); merged 12/31/96 into Tuboscope Tank Inspection Services, Inc. and renamed Gauthier Brothers Rentals, Inc.
       Gauthier Brothers Recovery Systems Inc. (US-Louisiana)
   Tuboscope Vetco International Inc. (US-Texas)
       Tuboscope Vetco International Inc. (Colombia) branch
       Tuboscope Vetco do Brasil Equipamentos e Servicos Ltda (Brazil)
       Tuboscope Vetco (Thailand) Ltd.
       Tuboscope Vetco Moscow Ltd. (Russia)
       Tuboscope Vetco Export Sales Corp (FSC-Barbados)
       Tuboscope Vetco Services (Panama) Inc.
          Tuboscope Vetco Services (Panama) Inc.-Abu Dhabi branch
          Tuboscope Vetco Services (Panama) Inc.-Kuwait branch
          Tuboscope Vetco Services (Panama) Inc.-Singapore branch
          Tuboscope Vetco (Nigeria) Ltd. (40%)
          Gloria s.r.l. (Italy)
              Tuboscope Vetco (Italia) s.r.l.
       Tuboscope Overseas Corp. S.A. (Switzerland)
          Tuboscope OGI GmbH (Germany); liquidated 8/6/96
       Vetco Enterprise AG (Switzerland)
          Tuboscope Vetco Osterreich GmbH (Austria)
           Vetco Saudi Arabia Ltd.  (P/S-45% Stock)
           Tuboscope Vetco (Deutschland) GmbH (Germany)
               Tuboscope Vetco (Deutschland) GmbH (Germany) - Bahrain branch Tuboscope Vetco (Deutschland) GmbH (Germany) - Tunisia branch Tuboscope Vetco (Deutschland) GmbH (Germany) - Italy branch Tuboscope Vetco (Deutschland) GmbH (Germany) - France branch Tuboscope Vetco (Deutschland) GmbH (Germany) - Oman branch Tuboscope Vetco (Deutschland) GmbH (Germany) - Netherlands branch Tuboscope Vetco (Deutschland) GmbH (Germany) - Nigeria branch Tuboscope Vetco (Deutschland) GmbH (Germany) - Egypt branch Tuboscope Vetco (Deutschland) GmbH (Germany) - Pakistan branch Tuboscope Vetch Technology GmbH (Germany)
                   Tuboscope Vetco Technology GmbH (Germany) - Italy branch Tuboscope Vetco Technology GmbH (Germany) - Spain branch Tuboscope Vetco Technology GmbH (Germany) - Indonesia branch Tuboscope Vetco Technology GmbH (Germany) - Russian branch Tuboscope Vetco (Brunei) SDN.BDH (49%)
               Vetco Abu Dhabi (P/S-United Arab Emirates)
                   Vetco Coating GmbH (Germany)
       Tuboscope Vetco de Argentina, S.A. (Argentina)
       TVI Inspecciones de Venezuela, C.A. (Venezuela)
       Tuboscope Vetco Canada Inc. (Canada)
           Tuboscope Pipeline Services Canada Inc. (Canada)
           Tuboscope Vetco Far East Pte Ltd.  (Singapore)
               Pesaka Inspection Services SDN.BHD (49%-Malaysia)
               Tuboscope Vetco Far East Pte Ltd. - Phillippines branch
               Tuboscope Vetco Far East Pte Ltd. - Australia branch
       Tuboscope Pipeline Services Inc. (US-Texas)
           Vetco Pipeline Services Inc. (US-Texas)
           Vetco Pipeline Services Ltd. (Canada)
           Vetco Pipeline Services S.A. de C.V. (Mexico)

     Tuboscope Pipeline Services Ltd. (UK)
         Tuboscope Vetco (UK) Ltd.
         Linalog Ltd. (UK)
     TVI Wadeco Inc. (Canada)
         Wadeco Oilfield Services Ltd. (Canada)
            Leo's Oilfield Hauling Ltd. (Canada)
            Polysep Chemicals, Inc. (Canada)
            Wadeco Inc. (US-North Dakota)
     Vetco Inspection Norge A.S. (Norway)
     Tuboscope Vetco (Japan) Ltd.
     Tuboscope Vetco (France) S.A.
     Linalog De Venezuela, Inc. (US-Nevada)
     Tuboscope MECL (Trinidad) Ltd. (50% P/S)
     Tube-Kote Inc. dba Tuboscope Vetco International Oilfield Services
       (US-Texas)
 Drexel Holdings, Inc. (US-Delaware)
     Drexel Oilfield Services, Inc. (US-Texas); merged 12/31/96 into Drexel Holdings, Inc.
         Hydra Rig, Inc. (US-Texas)
         The ONEA Corporation (US-Texas); merged 12/31/96 into Drexel Holdings,
           Inc. SOFS (FSC-50%-Virgin Islands)
         Hydra Rig Tools (US-Texas)
         Environmental Procedures, Inc. (US-Delaware)
             Environmental Procedures P.T.E. Ltd.  (Singapore)
             Environmental Procedures, Inc. (US-Delaware) - Ecuador branch Environmental Procedures (US-Texas); merged 12/31/96 into
               Environmental Procedures, Inc. (US-Delaware)
                 Advanced Wirecloth, Inc. (US-Louisiana)
                 Environmental Procedures, Inc. S.A. de CV (Mexico) Environmental Procedures (US-Texas) - Colombia branch
                 SOFS (FSC - 50%-Virgin Islands)
 Drexel Oilfield Services BDN (49%-Malaysia)
 Drexel Oilfield Services PTE Ltd. (Singapore)
 Drexel Equipment A/S (Norway)
 Drexel Oilfield Services, Ltd. (Bermuda)
     Drexel Oilfield Services, LLC (49%-Dubai)
     Venezuela Well Analysis, S.A. (Venezuela)
     Brandt Company de Argentina S.A. (Argentina)
     Screen Manufacturing Company, Ltd. (Trinidad)
     Venwell International, Inc. (US-Texas)
         Venwell International, Inc.  (US-Texas) - Trinidad branch
     Wintersol s.r.l.
 Drexel Equipment (UK) Ltd.
     The Brandt Company (UK) Ltd.
     Environmental Procedures (UK) Limited
 SSR Ltd. (UK)
     SSR (Norway)
 Pressure Control Engineering Ltd. (UK)

                                       2